INTERNATIONAL ASSETS HOLDING CORPORATION

ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2010

Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Name	Place of Incorporation

IAHC Bermuda, Ltd.	Bermuda

INTL Assets, Inc.	Florida, US

INTL Commodities, Inc.	Delaware, US

INTL Global Currencies Limited	United Kingdom

INTL Holding (U.K.) Limited	United Kingdom

INTL Trading, Inc.	Florida, US

INTL Commodities Mexico S de RL de CV	Mexico

INTL Asia Pte. Ltd	Singapore

INTL Commodities DMCC	Dubai, United Arab Emirates

INTL Netherlands B.V.	The Netherlands

INTL Capital and Treasury Global Services Ltd.	Nigeria

INTL Global Currencies (Asia) Ltd.	Hong Kong

INTL Capital S.A.	Argentina

INTL Sieramet, LLC	Delaware, US

INTL Colombia Ltda.	Colombia

Gainvest S.A. Sociedad Gerente de Fondos Comunes de Inversion	Argentina

INTL Gainvest Capital Assessoria Financeira Ltda.

(formerly Gainvest do Brasil Ltda.)	Brazil

Gainvest Uruguay Asset Management S.A.	Uruguay

INTL Gainvest Asset Management Ltd.	British Virgin Islands

Gletir S.A.	Uruguay

INTL CIBSA Sociedad de Bolsa S.A.

(formerly Cia. Inversora Bursatil S.A. Soc. De Bolsa	Argentina

FCStone Group, Inc.	Delaware

FCC Futures, Inc.	Iowa, US

FCC Investments, Inc.	Iowa, US

FCStone, LLC	Iowa, US

FCStone Advisory, Inc.	Iowa, US

FCStone Carbon, LLC	Iowa, US

FCStone do Brazil Ltda.	Brazil

FCStone Canada ULC	Nova Scotia, Canada

FCStone Financial, Inc.	Iowa, US

FCStone Forex, LLC	Iowa, US

FCStone Information, LLC	Iowa, US

INTERNATIONAL ASSETS HOLDING CORPORATION

ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2010

FCStone International, LLC	Iowa, US

FCStone Investments, Inc.	Iowa, US

INTL Hanley, LLC	Iowa, US

INTL FCStone SA	Argentina

FCStone Merchant Services, LLC	Delaware, US

Westown Commodities, LLC	Iowa, US

FCStone Australia Pty, Ltd.	Australia

FCStone Commodities Services (Europe), Ltd.	Ireland

Risk Management Incorporated	Illinois, US

RMI Consulting, Inc.	Illinois, US

HGC Trading, LLC	Illinois, US

HGC Asset Management, LLC	Illinois, US

Hanley Alternative Trade Group, LLC	Illinois, US

HGC Office Services, LLC	Illinois, US

HGC Advisory Services, LLC	Illinois, US

INTL Universal Commercial (Shanghai) Co., Ltd.	China

INTL Hencorp Futures, L.L.C.	Florida, US

Blackthorn Multi-Advisor Fund LP	Delaware, US